UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): July 2, 2015

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)

(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

HOUSTON, TX - July 2, 2015 - ION Geophysical Corporation (NYSE: IO) today announced that on July 2, 2015, a panel of justices on the U.S. Court of Appeals for the Federal Circuit in Washington, D.C. reversed in part and affirmed in part the patent infringement judgment against ION in favor of WesternGeco granted by the United States District Court for the Southern District of Texas in May 2014.
As previously disclosed by the Company, WesternGeco filed the lawsuit, styled WesternGeco L.L.C. v. ION Geophysical Corporation, in June 2009, alleging that ION’s DigiFIN™ lateral streamer control system infringed numerous method and apparatus claims contained in patents held by WesternGeco U.S. for marine seismic streamer steering devices. In May 2014, the United States District Court entered final judgment in favor of WesternGeco and ordered ION to pay $123.8 million in damages, prejudgment interest and costs to WesternGeco, plus post-judgment interest. ION appealed the judgment to the U.S. Court of Appeals for the Federal Circuit in Washington, D.C.
On July 2, 2015, the U.S. Court of Appeals for the Federal Circuit in Washington, D.C. reversed in part the judgment, holding the district court erred by including lost profits in the final judgment. Lost profits were $93.4 million and prejudgment interest was approximately $10.9 million of the $123.8 million final judgment. Pre-judgment interest on the lost profits portion of the final judgment will be treated in the same way as the lost profits. Post-judgment interest will likewise be treated in the same fashion. The opinion is not a final judgment of the Court of Appeals until the mandate issues and could be subject to further proceedings.

Brian Hanson, ION President and Chief Executive Officer, commented, “We are pleased with the decision of the Court of Appeals to reverse the decision of the trial court on lost profits, and ION will continue to vigorously defend its rights. We are confident that when the mandate of the Federal Circuit issues, ION will have a substantial reduction of the May 2014 judgment, leaving an estimated judgment of only $20-24 million.

“We consider the elimination of the lost profits damages to be a total victory for our Company. This case has been an overhang on our business for far too long, and we are glad to have the focus returned to our core business and its continued success as we move forward.”

“The real winners of today’s verdict are our shareholders, who have long suffered from the erosion of value caused by this case. We are excited to get back to our business and to continue to build on this success. While this has been a long and arduous process, we feel it is close to a successful end.”

Exhibit Number Description
99.1 Press Release dated July 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015	ION GEOPHYSICAL CORPORATION
By: /s/ JAMEY S. SEELY Jamey S. Seely Executive Vice President, General Counsel and Corporate Secretary